CUSTODY AGREEMENT


         THIS AGREEMENT dated as of the ____ day of July, 1996, is made by and between INVESTORS FIDUCIARY TRUST COMPANY, a trust company chartered under the laws of the state of Missouri, having its trust office located at 127 West 10th Street, Kansas City, Missouri 64105 ("Custodian"), and PILGRIM AMERICA PRIME RATE TRUST, a Massachusetts business trust, having its principal office and place of business at Two Renaissance Square, 40 North Central Avenue, Suite 1200, Phoenix, Arizona 85004.


                                   WITNESSETH:

     WHEREAS, Fund desires to appoint Investors Fiduciary Trust Company as Custodian of the Fund; and

     WHEREAS, Investors Fiduciary Trust Company is willing to accept such appointment;

     NOW THEREFORE, for and in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, mutually covenant and agree as follows:

1. APPOINTMENT OF CUSTODIAN. Fund hereby constitutes and appoints Custodian as custodian of the Assets (as defined below) at any time owned by the Fund. For purposes of this Agreement, the term "Assets" shall mean investment securities, interests in loans and other non-cash investment property, and cash.

2.   DUTIES AND RESPONSIBILITIES OF CUSTODIAN.

         A.       Delivery of Assets

                  Except as permitted by the Investment Company Act of 1940, Fund will deliver or cause to be delivered to Custodian all Assets acquired and owned by it during the time this Agreement shall continue in effect, including all documentation required by Fund to be delivered to Custodian relating to or evidencing the interests in loans acquired by the Fund. Custodian shall have no responsibility or liability whatsoever for or on account of Assets or loan documents not so delivered. All Assets so delivered to Custodian (other than bearer securities) shall be registered in the name of Fund or its nominee, or of a nominee of Custodian, or shall be properly endorsed and in form for transfer satisfactory to Custodian.

         B.       Delivery of Accounts and Records

                  Fund shall turn over to Custodian all of the Fund's relevant accounts and records previously maintained by it. Custodian shall be entitled to rely conclusively on the completeness and correctness of the accounts and records turned over to it by Fund, and Fund shall indemnify and hold Custodian harmless of and from any and all expenses, damages and losses whatsoever arising out of or in connection with any error, omission, inaccuracy or other deficiency of such accounts and records or in the failure of Fund to provide any portion of such or to provide in a timely manner any other information needed by the Custodian knowledgeably to perform its function hereunder.

         C.       Delivery of Assets to Third Parties

                  Custodian will receive delivery of and keep safely the Assets of Fund delivered to it from time to time segregated in a separate account. Custodian will not deliver, assign, pledge or hypothecate any such Assets to any person except as permitted by the provisions of this Agreement or any agreement executed by it according to the terms of Section 2.S. of this Agreement. Upon delivery of any such Assets to a subcustodian pursuant to Section 2.S. of this agreement, Custodian will create and maintain records identifying those Assets which have been delivered to the subcustodian as belonging to the Fund. The Custodian is responsible for the securities and monies of Fund only until they have been transmitted to and received by other persons as permitted under the terms of this Agreement, except for securities and monies transmitted to subcustodians appointed under Section 2.S. of this Agreement, for which Custodian remains responsible to the extent provided in Section 2.S. of this Agreement. Custodian may participate directly or indirectly through a subcustodian in the Depository Trust Company, Treasury/Federal Reserve Book Entry System or Participant Trust Company (PTC) or other depository approved by the Fund (as such entities are defined at 17 CFR
                  Section 270.17f-4(b)) (each a "Depository" and collectively the "Depositories").

         D.       Registration of Securities

                  The Custodian shall at all times hold registered securities of the Fund in the name of the Custodian, the Fund, or a nominee of either of them, unless specifically directed by instructions to hold such registered securities in so-called "street name," provided that, in any event, all such securities and other Assets shall be held in an account of the Custodian containing only Assets of the Fund, or only Assets held by the Custodian as a fiduciary or custodian for customers, and provided further, that the records of the Custodian at all times shall indicate the Fund or other customer for which such securities and other Assets are held in such account and the respective interests therein. If, however, the Fund directs the Custodian to maintain securities in "street name", notwithstanding anything contained herein to the contrary, the Custodian shall be obligated only to utilize its best efforts to timely collect income due the Fund on such securities and to notify the Fund of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers. All Assets, and the ownership thereof by Fund, which are held by Custodian hereunder, however, shall at all times be identifiable on the records of the Custodian. The Fund agrees to hold Custodian and its nominee harmless for any liability as a record holder of securities held in custody.

         E.       Exchange of Assets

                  Upon receipt of instructions as defined herein in Section 3.A, Custodian will exchange, or cause to be exchanged, Assets held by it for the account of Fund for other Assets issued or paid in connection with any reorganization, recapitalization, merger, consolidation, split-up of shares, change of par value, conversion, refinancing or otherwise, and will deposit any such Assets in accordance with the terms of any reorganization or protective plan. Without instructions, Custodian is authorized to exchange securities held by it in temporary form for securities in definitive form, to effect an exchange of shares when the par value of the stock is changed, and upon receiving payment therefor, to surrender Assets held by it at maturity or when advised of earlier call for redemption, except that Custodian shall receive instructions prior to surrendering any convertible security.

         F.       Purchases of Investments of the Fund

                  Fund will, on each business day on which a purchase of Assets shall be made by it, deliver to Custodian instructions which shall specify with respect to each such purchase:

                    1.   The name of the issuer and description of the Asset;

                    2. The number of shares or the principal amount purchased, and accrued interest, if any;

                    3.   The trade date;

                    4.   The settlement date;

                    5.   The   purchase   price  per  unit  and  the   brokerage
                         commission,   taxes  and  other  expenses   payable  in
                         connection with the purchase;

                    6.   The total amount payable upon such purchase; and

                    7. The name of the person from whom or the broker or dealer through whom the purchase was made.

                  In accordance with such instructions, Custodian will pay for out of monies held for the account of Fund, but only insofar as monies are available therein for such purpose, and receive the Assets so purchased by or for the account of Fund except that Custodian may in its sole discretion advance funds to the Fund which may result in an overdraft because the monies held by the Custodian on behalf of the Fund are insufficient to pay the total amount payable upon such purchase. Except as otherwise instructed by Fund, such payment shall be made by the Custodian only upon receipt of Assets: (a) by the Custodian; (b) by a clearing corporation of a national exchange of which the Custodian is a member; or (c) by a Depository. Notwithstanding the foregoing, (i) in the case of a repurchase agreement, the Custodian may release funds to a Depository prior to the receipt of advice from the Depository that the securities underlying such repurchase agreement have been transferred by book-entry into the account maintained with such Depository by the Custodian, on behalf of its customers, provided that the Custodian's instructions to the Depository require that the Depository make payment of such funds only upon transfer by book-entry of the securities underlying the repurchase agreement in such account; (ii) in the case of time deposits, call account deposits, currency deposits and other deposits, foreign exchange transactions, futures contracts or options, the Custodian may make payment therefor before receipt of an advice or confirmation evidencing said deposit or entry into such transaction; (iii) in the case of the purchase of securities, the settlement of which occurs outside of the United States of America, the Custodian may make, or cause a subcustodian appointed pursuant to Section 2.S.2. of this Agreement to make, payment therefor in accordance with generally accepted local custom and market practice; and (iv) in the case of interests in loans, Custodian shall make payment therefor and additional advances relating thereto at such times and to such parties as instructed by Fund without regard to the time of delivery to Custodian of documentation evidencing the Fund's interest in the loan or the additional advance, as applicable.

          G. Sales and Deliveries of Investments of the Fund - Other than Options and Futures

                  Fund will,  on each  business day on which a sale of Assets of
                  Fund  has  been  made,   deliver  to  Custodian   instructions
                  specifying with respect to each such sale:

                    1.   The name of the issuer and description of the Assets;

                    2. The number of shares or principal amount sold, and accrued interest, if any;

                    3. The date on which the Assets sold were purchased or other information identifying the Assets sold and to be delivered;

                    4.   The trade date;

                    5.   The settlement date;

                    6. The sale price per unit and the brokerage commission, taxes or other expenses payable in connection with such sale;

                    7.   The total amount to be received by Fund upon such sale;
                         and

                    8. The name and address of the broker or dealer through whom or person to whom the sale was made.

                  In accordance with such instructions, Custodian will deliver or cause to be delivered the Assets thus designated as sold for the account of Fund to the broker or other person specified in the instructions relating to such sale. Except as otherwise instructed by Fund, such delivery shall be made upon receipt of payment therefor: (a) in such form as is satisfactory to the Custodian; (b) credit to the account of the Custodian with a clearing corporation of a national securities exchange of which the Custodian is a member; or (c) credit to the account of the Custodian, on behalf of its customers, with a Depository. Notwithstanding the foregoing:
                  (i) in the case of securities held in physical form, such securities shall be delivered in accordance with "street delivery custom" to a broker or its clearing agent; (ii) in the case of the sale of securities, the settlement of which occurs outside of the United States of America, the Custodian may make, or cause a subcustodian appointed pursuant to
                  Section 2.S.2. of this Agreement to make, payment therefor in accordance with generally accepted local custom and market practice; and (iii) in the case of the sale of an interest in a loan, the Custodian shall receive the purchase price for the account of Fund and deliver the loan documents relating to the interest sold as instructed by Fund.

               H. Purchases or Sales of Security Options, Options on Indices and Security Index Futures Contracts

                  Fund will, on each business day on which a purchase or sale of the following options and/or futures shall be made by it, deliver to Custodian instructions which shall specify with respect to each such purchase or sale:

                  1.       Security Options

                    a.   The underlying security;

                    b.   The price at which purchased or sold;

                    c.   The expiration date;

                    d.   The number of contracts;

                    e.   The exercise price;

                    f. Whether the transaction is an opening, exercising, expiring or closing transaction;

                    g.   Whether the transaction involves a put or call;

                    h.   Whether the option is written or purchased;

                    i.   Market on which option traded;

                    j. Name and address of the broker or dealer through whom the sale or purchase was made.

                  2.       Options on Indices

                    a.   The index;

                    b.   The price at which purchased or sold;

                    c.   The exercise price;

                    d.   The premium;

                    e.   The multiple;

                    f.   The expiration date;

                    g. Whether the transaction is an opening, exercising, expiring or closing transaction;

                    h.   Whether the transaction involves a put or call;

                    i.   Whether the option is written or purchased;

                    j. The name and address of the broker or dealer through whom the sale or purchase was made, or other applicable settlement instructions.

                  3.       Security Index Futures Contracts

                    a. The last trading date specified in the contract and, when available, the closing level, thereof;

                    b. The index level on the date the contract is entered into;

                    c.   The multiple;

                    d.   Any margin requirements;

                    e. The need for a segregated margin account (in addition to instructions, and if not already in the possession of Custodian, Fund shall deliver a substantially complete and executed custodial safekeeping account and procedural agreement which shall be incorporated by reference into this Custody Agreement); and

                    f. The name and address of the futures commission merchant through whom the sale or purchase was made, or other applicable settlement instructions.

                  4.       Option on Index Future Contracts

                    a.   The underlying index future contract;

                    b.   The premium;

                    c.   The expiration date;

                    d.   The number of options;

                    e.   The exercise price;

                    f.   Whether   the   transaction    involves   an   opening,
                         exercising, expiring or closing transaction;

                    g.   Whether the transaction involves a put or call;

                    h.   Whether the option is written or purchased; and

                    i.   The market on which the option is traded.

         I.       Securities Pledged or Loaned

                  If specifically allowed for in the prospectus of Fund:

                  1. Upon receipt of instructions, Custodian will release or cause to be released securities held in custody to the pledgee designated in such instructions by way of pledge or hypothecation to secure any loan incurred by Fund; provided, however, that the securities shall be released only upon payment to Custodian of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made, further securities may be released or caused to be released for that purpose upon receipt of instructions. Upon receipt of instructions, Custodian will pay, but only from funds available for such purpose, any such loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing such loan.

                  2. Upon receipt of instructions, Custodian will release securities held in custody to the borrower designated in such instructions; provided, however, that the securities will be released only upon deposit with Custodian of full cash collateral as specified in such instructions, and that Fund will retain the right to any dividends, interest or distribution on such loaned securities. Upon receipt of instructions and the loaned securities, Custodian will release the cash collateral to the borrower.

         J.       Routine Matters

                  Custodian will, in general, attend to all routine and mechanical matters in connection with the sale, exchange, substitution, purchase, transfer, or other dealings with Assets of Fund except as may be otherwise provided in this Agreement or directed from time to time by the Fund in writing.

         K.       Deposit Account

                  Custodian will open and maintain one or more special purpose deposit accounts in the name of Custodian ("Accounts"), subject only to draft or order by Custodian upon receipt of instructions. All monies received by Custodian from or for the account of Fund shall be deposited in said Accounts. Barring events not in the control of the Custodian such as strikes, lockouts or labor disputes, riots, war or equipment or transmission failure or damage, fire, flood, earthquake or other natural disaster, action or inaction of governmental authority or other causes beyond its control, at 9:00 a.m., Kansas City time, on the second business day after deposit of any check into Fund's Account, Custodian agrees to make Fed Funds available to the Fund in the amount of the check. Deposits made by Federal Reserve wire will be available to the Fund immediately and ACH wires will be available to the Fund on the next business day. Income earned on the Assets will be credited to Fund based on the schedule attached as Exhibit A. The Custodian will be entitled to reverse any credited amounts where credits have been made and monies are not finally collected. If monies are collected after such reversal, the Custodian will credit Fund in that amount. Custodian may open and maintain Accounts in such banks or trust companies as may be designated by it or by properly authorized resolution of the governing Board of the Fund, such Accounts, however, to be in the name of Custodian and subject only to its draft or order.

         L.       Income and other Payments to Fund

                  Custodian will:

               1. Collect, claim and receive and deposit for the account of Fund all income and other payments which become due and payable on or after the effective date of this Agreement with respect to the Assets held under this Agreement, and credit the account of Fund in accordance with the schedule attached hereto as Exhibit A. If for any reason, the Fund is credited with income that is not subsequently collected, Custodian may reverse that credited amount;


               2. Execute ownership and other certificates and affidavits for all federal, state and local tax purposes in connection with the collection of bond and note coupons; and

               3. Take such other action as may be necessary or proper in connection with:

                    a. the collection, receipt and deposit of such income and other payments, including but not limited to the presentation for payment of:

                      1. all   coupons   and  other   income   items   requiring
                         presentation; and

                      2. all other  securities  which may  mature or be  called, redeemed, retired or otherwise become payable and regarding which the Custodian has actual knowledge, or should reasonably be expected to have knowledge; and

                      b. the endorsement for collection, in the name of Fund, of all checks, drafts or other negotiable instruments. Custodian, however, will not be required to institute suit or take other extraordinary action to enforce collection except upon receipt of instructions and upon being indemnified to its satisfaction against the costs and expenses of such suit or other actions. Custodian will receive, claim and collect all stock dividends, rights and other similar items and will deal with the same pursuant to instructions.

         M.       Payment of Dividends and other Distributions

                  On the declaration of any dividend or other distribution on the shares of the Fund ("Fund Shares") by the governing Board of the Fund, Fund shall deliver to Custodian instructions with respect thereto. On the date specified in such instructions for the payment of such dividend or other distribution, Custodian will pay out of the monies held for the account of Fund, insofar as the same shall be available for such purposes, and credit to the account of the Dividend Disbursing Agent for Fund, such amount as may be specified in such instructions.

         N.       Shares of Fund Purchased by Fund

                  Whenever any Fund Shares are repurchased or redeemed by Fund, Fund or its agent shall advise Custodian of the aggregate dollar amount to be paid for such shares and shall confirm such advice in writing. Upon receipt of such advice, Custodian shall charge such aggregate dollar amount to the account of Fund and either deposit the same in the account maintained for the purpose of paying for the repurchase or redemption of Fund Shares or deliver the same in accordance with such advice. Custodian shall not have any duty or responsibility to determine that Fund Shares have been removed from the proper shareholder account or accounts or that the proper number of such shares have been cancelled and removed from the shareholder records.

         O.       Shares of Fund Purchased from Fund

                  Whenever Fund Shares are purchased from Fund, Fund will deposit or cause to be deposited with Custodian the amount received for such shares. Custodian shall not have any duty or responsibility to determine that Fund Shares purchased from Fund have been added to the proper shareholder account or accounts or that the proper number of such shares have been added to the shareholder records.

         P.       Proxies and Notices

                  Custodian will promptly deliver or mail or have delivered or mailed to Fund all proxies properly signed, all notices of meetings, all proxy statements, all payment and rate notices and other notices, requests or announcements affecting or relating to Assets held by Custodian for Fund and will, upon receipt of instructions, execute and deliver or cause its nominee to execute and deliver or mail or have delivered or mailed such proxies or other authorizations as may be required. Except as provided by this Agreement or pursuant to instructions hereafter received by Custodian, neither it nor its nominee will exercise any power inherent in any Assets, including any power to vote the same, or execute any proxy, power of attorney, or other similar instrument voting any of Assets, or give any consent, approval or waiver with respect thereto, or take any other similar action.

         Q.       Disbursements

                  Custodian will pay or cause to be paid insofar as funds are available for the purpose, bills, statements and other obligations of Fund (including but not limited to obligations in connection with the conversion, exchange or surrender of Assets owned by Fund, interest charges, dividend disbursements, taxes, management fees, custodian fees, legal fees, auditors' fees, transfer agents' fees, brokerage commissions, compensation to personnel, and other operating expenses of Fund) pursuant to instructions of Fund setting forth the name of the person to whom payment is to be made, the amount of the payment, and the purpose of the payment.

         R.       Daily Statement of Accounts

                  Custodian will, within a reasonable time, render to Fund as of the close of business on each day, a detailed statement of the amounts received or paid and of Assets received or delivered for the account of Fund during said day. Custodian will, from time to time, upon request by Fund, render a detailed statement of the Assets held for Fund under this Agreement, and Custodian will maintain such books and records as are necessary to enable it to do so and will permit such persons as are authorized by Fund, including Fund's independent public accountants, access to such records or confirmation of the contents of such records; and if demanded, will permit federal and state regulatory agencies to examine the securities, books and records. Upon the written instructions of Fund or as demanded by federal or state regulatory agencies, Custodian will instruct any subcustodian to give such persons as are authorized by Fund, including Fund's independent public accountants, access to such records or confirmation of the contents of such records; and if demanded, to permit federal and state regulatory agencies to examine the books, records and securities held by subcustodian which relate to Fund.

         S.       Appointment of Subcustodians

                    1. Notwithstanding any other provisions of this Agreement, all or any of the Assets of Fund may be held in Custodian's own custody or in the custody of one or more other banks or trust companies selected by Custodian. Any such subcustodian must have the qualifications required for custodian under the Investment Company Act of 1940, as amended. Any such subcustodians may participate directly or indirectly in any Depository. Custodian shall be responsible to the Fund for any loss, damage or expense suffered or incurred by the Fund resulting from the actions or omissions of any subcustodian selected and appointed by Custodian (except subcustodians appointed at the request of Fund and as provided in Subsection 2 below) to the same extent Custodian would be responsible to the Fund under Section 4 of this Agreement if it committed the act or omission itself. Custodian is not responsible for Depositories except to the extent such entities are responsible to Custodian. Upon request of the Fund, Custodian shall be willing to contract with other subcustodians reasonably acceptable to the Custodian for purposes of (i) effecting third-party repurchase transactions with banks, brokers, dealers, or other entities through the use of a common custodian or subcustodian, or (ii) providing depository and clearing agency services with respect to certain variable rate demand note securities, or (iii) for other reasonable purposes specified by Fund; provided, however, that the Custodian shall be responsible to the Fund for any loss, damage or expense suffered or incurred by the Fund resulting from the actions or omissions of any such subcustodian only to the same extent such subcustodian is responsible to the Custodian. The Fund shall be entitled to review the Custodian's contracts with any such subcustodians appointed at the request of Fund.

                    2. Notwithstanding any other provisions of this Agreement, Fund's foreign securities (as defined in Rule 17f-5(c)(1) under the Investment Company Act of 1940) and Fund's cash or cash equivalents, in amounts deemed by the Fund to be reasonably necessary to effect Fund's foreign securities transactions, may be held in the custody of one or more banks or trust companies acting as subcustodians, according to Section 2.S.1; and thereafter, pursuant to a written contract or contracts as approved by Fund's governing Board, may be transferred to an account maintained by such subcustodian with an eligible foreign custodian, as defined in Rule 17f-5(c)(2), provided that any such arrangement involving a foreign custodian shall be in accordance with the provisions of Rule 17f-5 under the Investment Company Act of 1940 as that Rule may be amended from time to time. The Custodian shall be responsible for the monies and securities of Fund held by eligible foreign subcustodians to the extent the eligible foreign subcustodians are liable to the domestic subcustodian with which the Custodian contracts for foreign subcustody purposes.

         T.       Adoption of Procedures

                  Custodian and Fund may from time to time adopt procedures as they agree upon, and Custodian may conclusively assume that no procedure approved by Fund, or directed by Fund, conflicts with or violates any requirements of its prospectus, declaration of trust, bylaws, or any rule or regulation of any regulatory body or governmental agency. Fund will be responsible to notify Custodian of any changes in statutes, regulations, rules or policies which might necessitate changes in Custodian's responsibilities or procedures.

         U.       Overdrafts

                  In the event Custodian or any subcustodian shall, in its sole discretion, advance cash or securities for any purpose (including but not limited to loan advances, securities settlements, purchase or sale of foreign exchange or foreign exchange contracts and assumed settlement) for the benefit of Fund, the advance shall be payable by the Fund on demand. Any such cash advance shall be subject to an overdraft charge at the rate set forth in the then-current fee schedule from the date advanced until the date repaid. As security for each such advance, Fund hereby grants Custodian and such subcustodian a lien on and security interest in all property at any time held for the account of Fund, including without limitation all Assets acquired with the amount advanced. Should the Fund fail to repay the advance within a reasonable time after written notice from Custodian, the Custodian and such subcustodian shall be entitled to utilize available cash and to dispose of Assets pursuant to applicable law to the extent necessary to obtain reimbursement of the amount advanced and any related overdraft charges.

         V.       Exercise of Rights; Tender Offers

                  Upon receipt of instructions, the Custodian shall: (a) deliver warrants, puts, calls, rights or similar securities to the issuer or trustee thereof, or to the agent of such issuer or trustee, for the purpose of exercise or sale, provided that the new securities, cash or other assets, if any, are to be delivered to the Custodian; and (b) deposit securities upon invitations for tenders thereof, provided that the consideration for such securities is to be paid or delivered to the Custodian or the tendered securities are to be returned to the Custodian.

         W.       Review and Reporting on Loan Documents

                  Upon receipt of the loan documents for a purchased interest in a commercial loan, Custodian shall verify that the face dollar amount of the Fund's interest in the loan as set forth on such loan documents is equal to the face dollar amount of such interest as set forth on the Fund's instructions to Custodian with respect to such purchase. Custodian shall notify the Fund of any discrepancies and the Fund shall be responsible for resolving the discrepancies. Custodian shall maintain a record of all loan documents in its possession and will provide a report thereof to the Fund monthly, or upon the Fund's request.

3.       INSTRUCTIONS.

     A. The term "instructions", as used herein, means written (including telecopied) or oral instructions to Custodian which Custodian reasonably believes were given by a designated representative of Fund. Fund shall provide Custodian, as often as necessary, written instructions naming one or more designated representatives to give instructions in the name and on behalf of Fund, which instructions may be received and accepted from time to time by Custodian as conclusive evidence of the authority of any designated representative to act for Fund and may be considered to be in full force and effect (and Custodian will be fully protected in acting in reliance thereon) until receipt by Custodian of notice to the contrary. Unless such written instructions delegating authority to any person to give instructions specifically limit such authority or require that the approval of anyone else will first have been obtained, Custodian will be under no obligation to inquire into the right of the person giving such instructions to do so. Notwithstanding any of the foregoing provisions of this Section 3 no authorizations or instructions received by
          Custodian from Fund, will be deemed to authorize or permit any director, trustee, officer, employee, or agent of Fund to withdraw any of the Assets of Fund upon the mere receipt of such authorization or instructions from such director, trustee, officer, employee or agent. Notwithstanding any other provision of this Agreement, Custodian, upon receipt (and acknowledgment if required at the discretion of Custodian) of the instructions of a designated representative of Fund will undertake to deliver for Fund's account monies (provided such monies are on hand or available) in connection with Fund's transactions and to wire transfer such monies to such broker, dealer, subcustodian, bank or other agent specified in such instructions by a designated representative of Fund.

     B. No later than the next business day immediately following each oral instruction, Fund will send Custodian written confirmation of such oral instruction. At Custodian's sole discretion, Custodian may record on tape, or otherwise, any oral instruction whether given in person or via telephone, each such recording identifying the date and the time of the beginning and ending of such oral instruction.

     C. If Custodian shall provide Fund direct access to any computerized recordkeeping and reporting system used hereunder or if Custodian and Fund shall agree to utilize any electronic system of communication, Fund shall be fully responsible for any and all consequences of the use or misuse of the terminal device, passwords, access instructions and other means of access to such system(s) which are utilized by, assigned to or otherwise made available to the Fund. Fund agrees to implement and enforce appropriate security policies and procedures to prevent unauthorized or improper access to or use of such system(s). Custodian shall be fully protected in acting hereunder upon any instructions, communications, data or other information received by
          Custodian by such means as fully and to the same effect as if delivered to Custodian by written instrument signed by the requisite authorized representative(s) of Fund. Fund shall indemnify and hold Custodian harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability which may be suffered or incurred by Custodian as a result of the use or misuse, whether authorized or unauthorized, of any such system(s) by Fund or by any person who acquires access to such system(s) through the terminal device, passwords, access instructions or other means of access to such system(s) which are utilized by, assigned to or otherwise made available to the Fund, except to the extent attributable to any negligence or willful misconduct by Custodian.

4.       LIMITATION OF LIABILITY OF CUSTODIAN.

     A. Custodian shall at all times use reasonable care and due diligence and act in good faith in performing its duties under this Agreement. Custodian shall hold harmless and indemnify Fund from and against any loss or liability arising out of Custodian's negligence, willful misconduct, or bad faith. Custodian shall not be responsible for, and the Fund shall indemnify and hold Custodian harmless from and against, any loss or liability arising out of actions taken by Custodian pursuant to this Agreement or any instructions provided to it hereunder, provided that Custodian has acted in good faith and with due diligence and reasonable care. Neither party shall be liable to the other for consequential, special or punitive damages. Custodian may request and obtain the advice and opinion of counsel for Fund, or of its own counsel with respect to questions or matters of law, and it shall be without liability to Fund for any action taken or omitted by it in good faith, in conformity with such advice or opinion. If
          Custodian reasonably believes that it could not prudently act according to the instructions of the Fund or the Fund's counsel, it may in its discretion, with notice to the Fund, not act according to such instructions.

     B. Custodian may rely upon the advice and statements of Fund and Fund's accountants and other persons believed by, it in good faith, to be expert in matters upon which they are consulted, and Custodian shall not be liable for any actions taken, in good faith, upon such advice and statements.

     C. If Fund requests Custodian in any capacity to take, with respect to any Assets, any action which involves the payment of money by it, or which in Custodian's opinion might make it or its nominee liable for payment of monies or in any other way, Custodian, upon notice to Fund given prior to such actions, shall be and be kept indemnified by Fund in an amount and form satisfactory to Custodian against any liability on account of such action; provided, however, that nothing herein shall obligate Custodian to take any such action except in its sole discretion.

     D. Custodian shall be entitled to receive, and Fund agrees to pay to Custodian, on demand, reimbursement for such cash disbursements, costs and expenses as may be agreed upon from time to time by Custodian and Fund.

     E. Custodian shall be protected in acting as custodian hereunder upon any instructions, advice, notice, request, consent, certificate or other instrument or paper reasonably appearing to it to be genuine and to have been properly executed and shall, unless otherwise specifically provided herein, be entitled to receive as conclusive proof of any fact or matter required to be ascertained from Fund hereunder, instructions or a certificate signed by the Fund's President, or other authorized officer.

     F. Without limiting the generality of the foregoing, Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

          1. The validity of the issue of any Assets purchased by or for Fund, the legality of the purchase thereof, the validity, completeness, correctness or sufficiency of any loan documents required by Fund to be received by Custodian, the sufficiency of the evidence of ownership of Assets required by Fund to be received by Custodian, or the propriety of the decision to purchase or amount paid for any Assets;

          2. The legality of the sale of any Assets by or for Fund, or the propriety of the amount for which the same are sold;

          3. The legality of the issue or sale of any Fund Shares, or the sufficiency of the amount to be received therefor;

          4. The legality of the repurchase or redemption of any Fund Shares, or the propriety of the amount to be paid therefor; or

          5. The legality of the declaration of any dividend by Fund, or the legality of the issue of any Fund Shares in payment of any dividend.

         G. Custodian shall not be liable for, or considered to be Custodian of, any money represented by any check, draft, wire transfer, clearing house funds, uncollected funds, or instrument for the payment of money to be received by it on behalf of Fund, until Custodian actually receives such money, provided only that it shall advise Fund promptly if it fails to receive any such money in the ordinary course of business, and use its best efforts and cooperate with Fund toward the end that such money shall be received.

         H. Except for any subcustodians or eligible foreign custodians appointed under Section 2.S. to the extent provided therein, Custodian shall not be responsible for loss occasioned by the acts, neglects, defaults or insolvency of any broker, bank, trust company, or any other person with whom Custodian may deal in the absence of negligence or bad faith on the part of Custodian.

         I. Notwithstanding anything herein to the contrary, Custodian may, and with respect to any foreign subcustodian appointed under Section 2.S.2 must, provide Fund for its approval, agreements with banks or trust companies which will act as subcustodians for Fund pursuant to Section 2.S of this Agreement.

         J. Custodian shall not be responsible or liable for the failure or delay in performance of its obligations under this Agreement, or those of any entity for which it is responsible hereunder, arising out of or caused, directly or indirectly, by circumstances beyond the affected entity's reasonable control, including, without limitation: any interruption, loss or malfunction of any utility, transportation, computer (hardware or software) or communication service; inability to obtain labor, material, equipment or transportation, or a delay in mails; governmental or exchange action, statute, ordinance, rulings, regulations or direction; war, strike, riot, emergency, civil disturbance, terrorism, vandalism, explosions, labor disputes, freezes, floods, fires, tornados, acts of God or public enemy, revolutions, or insurrection.

5.       COMPENSATION.

         Fund will pay to Custodian such compensation as is stated in the Fee Schedule from time to time agreed to in writing by Custodian and Fund. Custodian may charge such compensation against monies held by it for the account of Fund. Custodian will also be entitled, notwithstanding the provisions of Sections 4.C. or 4.D. hereof, to charge against any monies held by it for the account of Fund the amount of any loss, damage, liability, advance, or expense for which it shall be entitled to reimbursement under the provisions of this Agreement including fees or expenses due to Custodian for other services provided to the Fund by the Custodian. Custodian will not be entitled to reimbursement by Fund for any loss or expenses of any subcustodian, except to the extent Custodian would be entitled to reimbursement hereunder if it incurred the loss or expense itself directly.

6.       TERMINATION.

         This Agreement shall continue in effect until terminated by either party by notice in writing received by the other party not less than ninety (90) days prior to the date upon which such termination shall take effect. Upon termination of this Agreement, Fund will pay to Custodian such compensation for its reimbursable disbursements, costs and expenses paid or incurred to such date. The governing Board of Fund will, forthwith upon giving or receiving notice of termination of this Agreement, appoint as successor custodian a qualified bank or trust company. Custodian will, upon termination of this Agreement, deliver to the successor custodian so appointed, at Custodian's office, all securities then held by Custodian hereunder, duly endorsed and in form for transfer, all funds, loan documents and other properties of Fund deposited with or held by Custodian hereunder, or will co-operate in effecting changes in book-entries at the Depositories. In the event no written order designating a successor custodian has been delivered to Custodian on or before the date when such termination becomes effective, then Custodian may deliver the securities, funds and properties of Fund to a bank or trust company at the selection of Custodian and meeting the qualifications for custodian, if any, set forth in the governing documents of the Fund and having not less that Two Million Dollars ($2,000,000) aggregate capital, surplus and undivided profits, as shown by its last published report. Upon delivery to a successor custodian, Custodian will have no further obligations or liabilities under this Agreement. Thereafter such bank or trust company will be the successor custodian under this Agreement and will be entitled to reasonable compensation for its services. In the event that no such successor custodian can be found, Fund will submit to its shareholders, before permitting delivery of the cash and securities owned by Fund to anyone other than a successor custodian, the question of whether Fund will be liquidated or function without a custodian. Notwithstanding the foregoing requirement as to delivery upon termination of this Agreement, Custodian may make any other delivery of the securities, funds, loan documents and property of Fund which is permitted by the Investment Company Act of 1940, Fund's governing documents then in effect or apply to a court of competent jurisdiction for the appointment of a successor custodian.

7.       NOTICES.

         Notices, requests, instructions and other writings received by Fund at Two Renaissance Square, 40 North Central Avenue, Suite 1200, Phoenix, Arizona 85004, or at such other address as Fund may have designated to Custodian in writing, will be deemed to have been properly given to Fund hereunder; and notices, requests, instructions and other writings received by Custodian at its offices at 127 West 10th Street, 14th Floor, Kansas City, Missouri 64105, or to such other address as it may have designated to Fund in writing, will be deemed to have been properly given to Custodian hereunder.

8.       LIMITATION OF LIABILITY.

          Notice is hereby given that a copy of Fund's trust agreement and all amendments thereto is on file with the Secretary of State of the state of its organization; that this Agreement has been executed on behalf of Fund by the undersigned duly authorized representative of Fund in his/her capacity as such and not individually; and that the obligations of this Agreement shall only be binding upon the assets and property of Fund and shall not be binding upon any trustee, officer or shareholder of Fund individually.

9.       MISCELLANEOUS.

          A. This Agreement is executed and delivered in the State of Missouri and shall be governed by the laws of said state.

          B. All the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and permitted assigns.

          C. No provisions of the Agreement may be amended or modified, in any manner except by a written agreement properly authorized and executed by both parties hereto.

          D. The captions in this Agreement are included for convenience of reference only, and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

          E. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

          F. If any part, term or provision of this Agreement is determined to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

          G. Custodian will not release the identity of Fund to an issuer which requests such information pursuant to the Shareholder Communications Act of 1985 for the specific purpose of direct communications between such issuer and Fund unless the Fund directs the Custodian otherwise.

          H. This Agreement may not be assigned by either party without prior written consent of the other party.

          I. If any provision of the Agreement, either in its present form or as amended from time to time, limits, qualifies, or conflicts with the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, such statues, rules and regulations shall be deemed to control and supersede such provision without nullifying or terminating the remainder of the provisions of this Agreement.

          J. The representations and warranties and the indemnification extended hereunder are intended to and shall continue after and survive the expiration, termination or cancellation of this Agreement.

          K. The Custody Agreement between Custodian and Fund dated as of November 1, 1989, is hereby cancelled and superseded effective as of the date hereof, except that all rights, duties and liabilities which may have arisen under such Custody Agreement prior to the effectiveness hereof shall continue and survive. Otherwise, this Agreement does not in any way affect any other agreements entered into between the parties hereto.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly respective authorized officers.


             INVESTORS FIDUCIARY TRUST COMPANY


             By:

             Title:


             PILGRIM AMERICA PRIME RATE TRUST

             By:

             Title:

EXHIBIT A


                        INVESTORS FIDUCIARY TRUST COMPANY
                    AVAILABILITY SCHEDULE BY TRANSACTION TYPE

TRANSACTION                  DTC                             PHYSICAL                               FED

TYPE                         CREDIT DATE     FUNDS TYPE      CREDIT DATE           FUNDS TYPE       CREDIT DATE    FUNDS TYPE

Calls Puts                   As Received     C or F*         As Received           C or F*

Maturities                   As Received     C or F*         Mat. Date             C or F*          Mat. Date      F

Tender Reorgs.               As Received     C               As Received           C                N/A

Dividends                    Paydate         C               Paydate               C                N/A

Floating Rate Int.           Paydate         C               Paydate               C                N/A

Floating Rate Int. (No       N/A                             As Rate Received      C                N/A
Rate)

Mtg. Backed P&I              Paydate         C               Paydate + 1 Bus. Day  C                Paydate        F

Fixed Rate Int.              Paydate         C               Paydate               C                Paydate        F

Euroclear                    N/A             C               Paydate               C


Legend

C = Clearinghouse Funds
F = Fed Funds
N/A = Not Applicable
* Availability based on how received.


TRANSACTION                               CREDIT DATE                             FUNDS TYPE

Loan Payments                             As Received                             F